Exhibit 99.1

Bourbon Brothers Collection Poised for Expansion in Colorado

COLORADO SPRINGS, Colo., February 25, 2014 (GLOBENEWSWIRE) – Bourbon Brothers Holding Corp. (OTCBB: RIBS) today announced the completion of the lease for additional properties in the Bourbon Brothers collection and the initial revenue numbers for the flagship store, Bourbon Brothers Southern Kitchen in Colorado Springs.

Bourbon Brothers Promenade and Bourbon Brothers Seafood and Chophouse are one step closer to becoming a reality this week after the company announced that the lease for those properties has been officially established and plans for the Promenade are complete.  The Promenade, a 350 person outdoor amphitheater will be the future home to farmer’s markets, summer concerts, outdoor movies, special event catering and other community centered activities.  The Promenade will include a pavilion for food and drink service and a stage area for entertainment.  Located on the center property between two Bourbon Brothers restaurants, the Promenade will be the next in the development to open, slated for June 15, 2014.

Bourbon Brothers Seafood and Chophouse (BBSF) is one of 4 company owned stores planned for 2014, all of which are part of the company's 40 store expansion plan over the next 60 months.  Anticipated to open in Quarter 4 of 2014, BBSF will bring fine dining, with a unique New Orleans style, to the newest development in northern Colorado Springs.  Catering to a high-end dining audience on the building’s lower level, and a more laid back taproom with a tapas menu on the upper level, the restaurant will carry the southern-style theme of the collection through and through.

Renderings of the Bourbon Brothers Promenade and Bourbon Brothers Seafood and Chophouse can be found on the Company’s website: http://bourbonbrothers.com/investors/company/photos/

The first Bourbon Brothers restaurant to open its doors, Bourbon Brothers Southern Kitchen (BBSK), has exceeded expectations in the early weeks.  Sales since the grand opening weekend average $90,000 per week and, on average, the restaurant serves 670 customers per day, with weekends exceeding 1,000 people per day, surpassing initial expectations.  The Company attributes the early success to a variety of factors, first and foremost the uniqueness of the concept.  Providing customers with the ultimate southern experience is at the heart of the brand.  The strategic location adjacent to a new Bass Pro Shops has proved to be an ideal location, further cementing the Company’s intent to build future BBSK locations close to Bass Pro Shops and similar outdoor retail giants.

More information about Bourbon Brothers Holding Corporation can be found on the company's website, www.BourbonBrothers.com.

More information about the first location of Bourbon Brothers Southern Kitchen is available at www.BourbonBrothersSouthernKitchen.com.

Forward-Looking Statements
The information in this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve risks and uncertainties, including statements regarding the company's business strategy and expectations. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential," or "continue," the negative of such terms or other comparable terminology. Actual events or results may differ materially. The company disclaims any obligation to publicly update these statements, or disclose any difference between its actual results and those reflected in these statements. The information constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

CONTACT:
IR Contact: Mitchell Roth
Email: mroth@bourbonbrothers.com
Phone: (719) 265-5821

PR Contact: Brandy Fugate
Email: brandy@bourbonbrothers.com
Phone: (719) 265-5821